Exhibit 99.1

NEWS

Investor Relations: Sam Ramraj, (626) 302-2540
Media Relations: (626) 302-2255
News@sce.com

Edison International Reports Fourth-Quarter and Full-Year 2024 Results

•Fourth-quarter 2024 GAAP EPS of $0.88; Core EPS of $1.05
•Full-year 2024 GAAP EPS of $3.33; Core EPS of $4.93
•TKM settlement approved, authorizing $1.6 billion of cost recovery for pre-AB 1054 wildfire
•Revised 2025 Core EPS guidance of $5.94-$6.34 includes impact of TKM settlement
•Continued confidence in delivering 5-7% Core EPS growth from $5.84 (2025) to $6.74-$7.14 (2028)

ROSEMEAD, Calif., Feb. 27, 2025 — Edison International (NYSE: EIX) today reported fourth-quarter net income of $340 million, or $0.88 per share, compared to net income of $378 million, or $0.99 per share, in the fourth quarter of last year. As adjusted, fourth-quarter core earnings were $405 million, or $1.05 per share, compared to core earnings of $490 million, or $1.28 per share, in the fourth quarter of last year.

Southern California Edison’s fourth-quarter 2024 core earnings per share (EPS) decreased year over year, primarily due to higher operation and maintenance expense and higher interest expense, partially offset by higher revenue authorized in Track 4 of SCE's 2021 General Rate Case and an increase in the authorized rate of return resulting from the cost of capital adjustment mechanism.

Edison International Parent and Other’s fourth-quarter 2024 core loss per share increased year over year, primarily due to higher interest expense and gains on preferred stock repurchases in 2023.

“The catastrophic impact of the recent wildfires underscores the importance of grid resiliency and the actions SCE has taken to harden its system to support the communities it serves. SCE continues to execute its robust, risk-prioritized wildfire mitigation plan. We will continue to invest in SCE’s important work to make its system safer for its customers and communities,” said Pedro J. Pizarro, president and CEO of Edison International. “SCE continues to make progress as it works diligently on reconstruction after the Eaton and Palisades fires.”

Pizarro added, “We have been actively engaged in conversations with key stakeholders including other utilities, the Governor’s Office and legislative leaders to find solutions to support the safety of the community, effectively manage customer costs and reinforce confidence in California’s utilities. We believe policymakers will act to make the enhancements needed to strengthen the industry-leading AB 1054 regulatory framework.”

Full-Year Earnings

For 2024, Edison International reported net income of $1,284 million, or $3.33 per share, compared to $1,197 million, or $3.12 per share, for 2023. As adjusted, Edison International’s core earnings were $1,900 million, or $4.93 per share, compared to $1,825 million, or $4.76 per share, in 2023.

SCE’s full-year core EPS was higher, primarily due to higher revenue authorized in Track 4 of SCE's 2021 General Rate Case and an increase in the authorized rate of return resulting from the cost of capital adjustment mechanism, partially offset by higher interest expense.

Edison International Parent and Other’s full-year loss per share increased primarily due to higher interest expense.

Edison International uses core earnings internally for financial planning and analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International’s earnings results to facilitate comparisons of the company’s performance from period to period. Please see the attached tables to reconcile core earnings to basic GAAP earnings.

Eaton Fire

For information on the Eaton Fire investigation and other information related to the fire, please see the Company's Form 10-K filed with the SEC today and the Section 315 Letter submitted to the CPUC on Feb. 6, 2025, which can be found posted in the section titled "Southern California Wildfires," at www.edisoninvestor.com.

2025 Earnings Guidance

The company's revised earnings guidance range for 2025 includes the core earnings impact associated with the TKM settlement, as summarized in the following chart. See the presentation accompanying the company’s conference call for further information and assumptions.

	2025 Earnings Guidance as of Feb. 27, 2025
	Low	High
EIX Basic EPS	$5.94	$6.34
Less: Non-Core Items	—	—
EIX Core EPS	$5.94	$6.34

Edison International and Southern California Edison Declare Dividends

Today, the board of directors of Edison International declared a quarterly common stock dividend of $0.8275 per share, payable on April 30, 2025, to shareholders of record on April 7, 2025. It also declared dividends on preferred stock. Additionally, the board of directors of Southern California Edison Company today declared dividends on preference stock. For more information, please see the related news release at www.edisoninvestor.com.

Fourth Quarter and Full-Year 2024 Earnings Conference Call and Webcast Details

When:	Thursday, Feb. 27, 1:30-2:30 p.m. (PST)
Telephone Numbers:	1-888-673-9780 (U.S.) and 1-312-470-0178 (Int'l) — Passcode: Edison
Telephone Replay:	1-800-685-6667 (U.S.) and 1-203-369-3864 (Int’l) — Passcode: 9413
Telephone replay available through March 12 at 6 p.m. (PST)
Webcast	www.edisoninvestor.com

Edison International has posted its earnings conference call prepared remarks by the CEO and CFO, the teleconference presentation, and Form 10-K to the company’s investor relations website. These materials are available at www.edisoninvestor.com.

About Edison International

Edison International (NYSE: EIX) is one of the nation’s largest electric utility holding companies, focused on providing clean and reliable energy and energy services through its independent companies. Headquartered in Rosemead, California, Edison International is the parent company of Southern California Edison Company, a utility delivering electricity to 15 million people across Southern, Central and Coastal California. Edison International is also the parent company of Trio (formerly Edison Energy), a portfolio of nonregulated competitive businesses providing integrated sustainability and energy advisory services to large commercial, industrial and institutional organizations in North America and Europe.

Appendix
Use of Non-GAAP Financial Measures

Edison International’s earnings are prepared in accordance with generally accepted accounting principles used in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. Our management uses core earnings and core earnings per share (EPS) internally for financial planning and for analysis of performance of Edison International and Southern California Edison. We also use core earnings and core EPS when communicating with analysts and investors regarding our earnings results to facilitate comparisons of the Company’s performance from period to period. Financial measures referred to as net income, basic EPS, core earnings, or core EPS also apply to the description of earnings or earnings per share.

Core earnings and core EPS are non-GAAP financial measures and may not be comparable to those of other companies. Core earnings and core EPS are defined as basic earnings and basic EPS excluding income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings. Basic earnings and losses refer to net income or losses attributable to Edison International shareholders. Core earnings are reconciled to basic earnings in the attached tables. The impact of participating securities (vested awards that earn dividend equivalents that may participate in undistributed earnings with common stock) for the principal operating subsidiary is not material to the principal operating subsidiary’s EPS and is therefore reflected in the results of the Edison International holding company, which is included in Edison International Parent and Other.

Safe Harbor Statement

Statements contained in this release about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this release, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the:

•ability of SCE to recover its costs through regulated rates, timely or at all, including uninsured wildfire-related and debris flow-related costs (including amounts paid for self-insured retention and co-insurance), and costs incurred to mitigate the risk of utility equipment causing future wildfires;
•the cybersecurity of Edison International's and SCE's critical information technology systems for grid control and business, employee and customer data, and the physical security of Edison International's and SCE's critical assets and personnel;
•risks associated with the operation and maintenance of electrical facilities, including worker, contractor, and public safety issues, the risk of utility assets causing or contributing to wildfires, failure, availability, efficiency, and output of equipment and facilities, and availability and cost of spare parts;
•impact of affordability of customer rates on SCE's ability to execute its strategy, including the impact of affordability on SCE’s ability to obtain regulatory approval of, or cost recovery for, operations and maintenance expenses, proposed capital investment projects, and increased costs due to supply chain constraints, tariffs, inflation and rising interest rates;
•ability of SCE to update its grid infrastructure to maintain system integrity and reliability, and meet electrification needs;
•ability of SCE to implement its operational and strategic plans, including its Wildfire Mitigation Plan and capital investment program, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, contractor performance, changes in the California Independent System Operator's (“CAISO”) transmission plans, and governmental approvals;
•risks of regulatory or legislative restrictions that would limit SCE's ability to implement operational measures to mitigate wildfire risk, including Public Safety Power Shutoff (“PSPS”) and fast curve settings, when conditions warrant or would otherwise limit SCE's operational practices relative to wildfire risk mitigation;
•ability of SCE to obtain safety certifications from the Office of Energy Infrastructure Safety of the California Natural Resources Agency (“OEIS“);

•risk that California Assembly Bill 1054 (“AB 1054“) does not effectively mitigate the significant exposure faced by California investor-owned utilities related to liability for damages arising from catastrophic wildfires where utility facilities are alleged to be a substantial cause, including the longevity of the Wildfire Insurance Fund and the California Public Utilities Commission (“CPUC”) interpretation of and actions under AB 1054, including its interpretation of the prudency standard clarified by AB 1054;
•ability of Edison International and SCE to effectively attract, manage, develop and retain a skilled workforce, including its contract workers;
•decisions and other actions by the CPUC, the Federal Energy Regulatory Commission, and the United States Nuclear Regulatory Commission and other governmental authorities, including decisions and actions related to nationwide or statewide crisis, approval of regulatory proceeding settlements, determinations of authorized rates of return or return on equity, the recoverability of wildfire-related and debris flow-related costs, issuance of SCE's wildfire safety certification, wildfire mitigation efforts, approval and implementation of electrification programs, and delays in executive, regulatory and legislative actions;
•governmental, statutory, regulatory, or administrative changes or initiatives affecting the electricity industry, including the market structure rules applicable to each market adopted by the North American Electric Reliability Corporation, CAISO, Western Electricity Coordinating Council, and similar regulatory bodies in adjoining regions, and changes in the United States' and California's environmental priorities that lessen the importance placed on greenhouse gas reduction and other climate related priorities;
•potential for penalties or disallowances for non-compliance with applicable laws and regulations, including fines, penalties and disallowances related to wildfires where SCE's equipment is alleged to be associated with ignition;
•extreme weather-related incidents (including events caused, or exacerbated, by climate change), such as wildfires, debris flows, flooding, droughts, high wind events and extreme heat events and other natural disasters (such as earthquakes), which could cause, among other things, worker and public safety issues, property damage, outages and other operational issues (such as issues due to damaged infrastructure), PSPS activations and unanticipated costs;
•risks associated with the decommissioning of San Onofre, including those related to worker and public safety, public opposition, permitting, governmental approvals, on-site storage of spent nuclear fuel and other radioactive material, delays, contractual disputes, and cost overruns;
•risks associated with cost allocation resulting in higher rates for utility bundled service customers because of possible customer bypass or departure for other electricity providers such as Community Choice Aggregators (“CCA,” which are cities, counties, and certain other public agencies with the authority to generate and/or purchase electricity for their local residents and businesses) and Electric Service Providers (entities that offer electric power and ancillary services to retail customers, other than electrical corporations (like SCE) and CCAs);
•actions by credit rating agencies to downgrade Edison International or SCE’s credit ratings or to place those ratings on negative watch or negative outlook.

Other important factors are discussed under the headings “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this release.

Fourth Quarter Reconciliation of Basic Earnings Per Share to Core Earnings Per Share

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	Change	2024	2023	Change
Earnings (loss) per share available to Edison International
SCE	$1.11	$1.16	$(0.05)	$4.20	$3.84	$0.36
Edison International Parent and Other	(0.23)	(0.17)	(0.06)	(0.87)	(0.72)	(0.15)
Edison International	0.88	0.99	(0.11)	3.33	3.12	0.21
Less: Non-core items
SCE	(0.17)	(0.29)	0.12	(1.59)	(1.73)	0.14
Edison International Parent and Other	—	—	—	(0.01)	0.09	(0.10)
Total non-core items	(0.17)	(0.29)	0.12	(1.60)	(1.64)	0.04
Core earnings (loss) per share
SCE	1.28	1.45	(0.17)	5.79	5.57	0.22
Edison International Parent and Other	(0.23)	(0.17)	(0.06)	(0.86)	(0.81)	(0.05)
Edison International	$1.05	$1.28	$(0.23)	$4.93	$4.76	$0.17
Note: Diluted earnings were $0.87 and $0.98 per share for the three months ended December 31, 2024 and 2023, respectively. Diluted earnings were $3.31 and $3.11 per share for the twelve months ended December 31, 2024 and 2023, respectively.

Fourth Quarter Reconciliation of Basic Earnings Per Share to Core Earnings (in millions)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions)	2024	2023	Change	2024	2023	Change
Net income (loss) available to Edison International
SCE	$429	$445	$(16)	$1,619	$1,474	$145
Edison International Parent and Other	(89)	(67)	(22)	(335)	(277)	(58)
Edison International	340	378	(38)	1,284	1,197	87
Less: Non-core items
SCE [1,2,3,4,5,6,7]	(64)	(112)	48	(613)	(661)	48
Edison International Parent and Other[8]	(1)	—	(1)	(3)	33	(36)
Total non-core items	(65)	(112)	47	(616)	(628)	12
Core earnings (losses)
SCE	493	557	(64)	2,232	2,135	97
Edison International Parent and Other	(88)	(67)	(21)	(332)	(310)	(22)
Edison International	$405	$490	$(85)	$1,900	$1,825	$75
1.Includes charges for 2017/2018 Wildfire/Mudslide Events claims and expenses, net of FERC recoveries of $8 million ($6 million after-tax) and $74 million ($53 million after-tax) for the three months ended December 31, 2024 and 2023, $493 million ($355 million after-tax) and $634 million ($457 million after-tax) for the twelve months ended December 31, 2024 and 2023, respectively.
2.Includes charges for Other Wildfire Events claims and expenses, net of expected insurance and regulatory recoveries, of $38 million ($27 million after-tax) and $27 million ($19 million after-tax) for the three months ended December 31, 2024 and 2023, $162 million ($117 million after-tax) and $34 million ($25 million after-tax) for the twelve months ended December 31, 2024 and 2023, respectively.
3.Includes amortization of SCE's Wildfire Insurance Fund expenses of $37 million ($27 million after tax) and $54 million ($39 million after-tax) for the three months ended December 31, 2024 and 2023, $146 million ($105 million after-tax) and $213 million ($153 million after-tax) for the twelve months ended December 31, 2024 and 2023, respectively.
4.Includes severance costs, net of expected FERC recovery, of $6 million ($4 million after-tax) for the three months ended December 31, 2024 and $50 million ($36 million after-tax), for the twelve months ended December 31, 2024.

5.Includes a charge of $30 million ($21 million after-tax) for a disallowance related to the 2021 NDCTP for the twelve months ended December 31, 2023.
6.Includes a charge related to customer cancellations of certain ECS data services of $17 million ($12 million after-tax) for the twelve months ended December 31, 2023.
7.Includes an insurance recovery of $10 million ($7 million after-tax) related to settlement of an employment litigation matter for the twelve months ended December 31, 2023.
8.Includes expected wildfire claims of $2 million ($1 million after-tax) insured by EIS for the three months ended December 31, 2024, and expected wildfire claims of $4 million ($3 million after-tax) insured by EIS and net earnings of $42 million ($33 million after-tax) related to customer revenues for an EIS insurance contract offset by expected wildfire claims insured by EIS for the twelve months ended December 31, 2024 and 2023, respectively.

Consolidated Statements of Income	Edison International

	Year ended December 31,
(in millions, except per-share amounts)	2024	2023	2022
Operating revenue	$17,599	$16,338	$17,220
Purchased power and fuel	5,209	5,486	6,375
Operation and maintenance	5,172	4,138	4,724
Wildfire-related claims, net of insurance recoveries	652	667	1,313
Wildfire Insurance Fund expense	146	213	214
Depreciation and amortization	2,866	2,635	2,561
Property and other taxes	624	571	501
Impairment, net of other operating income	—	1	49
Total operating expenses	14,669	13,711	15,737
Operating income	2,930	2,627	1,483
Interest expense	(1,869)	(1,612)	(1,169)
Other income, net	502	500	348
Income before income taxes	1,563	1,515	662
Income tax expense	17	108	(162)
Net income	1,546	1,407	824
Less: Preference stock dividend requirements of SCE	175	123	107
Preferred stock dividend requirements of Edison International	87	87	105
Net income available to Edison International common shareholders	$1,284	$1,197	$612
Basic earnings per share:
Weighted average shares of common stock outstanding	386	383	381
Basic earnings per common share available to Edison International common shareholders	$3.33	$3.12	$1.61
Diluted earnings per share:
Weighted average shares of common stock outstanding, including effect of dilutive securities	388	385	383
Diluted earnings per common share available to Edison International common shareholders	$3.31	$3.11	$1.60

Consolidated Balance Sheets	Edison International

	December 31,
(in millions)	2024	2023
ASSETS
Cash and cash equivalents	$193	$345
Receivables, less allowances of $352 and $360 for uncollectible accounts at respective dates	2,169	2,016
Accrued unbilled revenue	848	742
Inventory	538	527
Prepaid expenses	103	112
Regulatory assets	2,748	2,524
Wildfire Insurance Fund contributions	138	204
Other current assets	418	341
Total current assets	7,155	6,811
Nuclear decommissioning trusts	4,286	4,173
Other investments	57	54
Total investments	4,343	4,227
Utility property, plant and equipment, less accumulated depreciation and amortization of $14,207 and $12,910 at respective dates	59,047	55,877
Nonutility property, plant and equipment, less accumulated depreciation of $124 and $114 at respective dates	207	207
Total property, plant and equipment	59,254	56,084
Receivables, less allowances of $43 and $4 for uncollectible accounts at respective dates	62	4
Regulatory assets (include $1,512 and $1,558 related to a Variable Interest Entity ("VIE") at respective dates)	8,886	8,897
Wildfire Insurance Fund contributions	1,878	1,951
Operating lease right-of-use assets	1,180	1,221
Long-term insurance receivables	418	501
Other long-term assets	2,403	2,062
Total other assets	14,827	14,636
Total assets	$85,579	$81,758

Consolidated Balance Sheets	Edison International

	December 31,
(in millions, except share amounts)	2024	2023
LIABILITIES AND EQUITY
Short-term debt	$998	$1,077
Current portion of long-term debt	2,049	2,697
Accounts payable	2,000	1,983
Wildfire-related claims	60	30
Accrued interest	422	390
Regulatory liabilities	1,347	763
Current portion of operating lease liabilities	124	120
Other current liabilities	1,439	1,538
Total current liabilities	8,439	8,598
Long-term debt (include $1,468 and $1,515 related to a VIE at respective dates)	33,534	30,316
Deferred income taxes and credits	7,180	6,672
Pensions and benefits	384	415
Asset retirement obligations	2,580	2,666
Regulatory liabilities	10,159	9,420
Operating lease liabilities	1,056	1,101
Wildfire-related claims	941	1,368
Other deferred credits and other long-term liabilities	3,566	3,258
Total deferred credits and other liabilities	25,866	24,900
Total liabilities	67,839	63,814
Preferred stock (50,000,000 shares authorized; 1,159,317 shares of Series A and 503,454 and 532,454 shares of Series B issued and outstanding at respective dates)	1,645	1,673
Common stock, no par value (800,000,000 shares authorized; 384,784,719 and 383,924,912 shares issued and outstanding at respective dates)	6,353	6,338
Accumulated other comprehensive loss	—	(9)
Retained earnings	7,567	7,499
Total Edison International's shareholders' equity	15,565	15,501
Noncontrolling interests – preference stock of SCE	2,175	2,443
Total equity	17,740	17,944
Total liabilities and equity	$85,579	$81,758

Consolidated Statements of Cash Flows	Edison International

	Years ended December 31,
(in millions)	2024	2023	2022
Cash flows from operating activities:
Net income	$1,546	$1,407	$824
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	2,939	2,721	2,633
Allowance for equity during construction	(187)	(157)	(137)
Impairment, net of other operating income	—	1	49
Deferred income taxes	9	108	(177)
Wildfire Insurance Fund amortization expense	146	213	214
Other	81	57	80
Nuclear decommissioning trusts	(174)	(180)	(123)
Contributions to Wildfire Insurance Fund	(95)	(95)	(95)
Changes in operating assets and liabilities:
Receivables	(278)	(349)	(252)
Inventory	(14)	(63)	(58)
Accounts payable	53	(408)	367
Tax receivables and payables	(43)	9	18
Other current assets and liabilities	(42)	185	207
Derivative assets and liabilities, net	28	(174)	115
Regulatory assets and liabilities, net	1,219	576	(51)
Wildfire-related insurance receivable	83	(36)	(390)
Wildfire-related claims	(397)	(410)	(56)
Other noncurrent assets and liabilities	140	(4)	48
Net cash provided by operating activities	5,014	3,401	3,216
Cash flows from financing activities:
Long-term debt issued, net of discount and issuance costs of $44, $54, and $62 for the respective years	5,256	5,121	5,971
Long-term debt repaid	(2,701)	(2,498)	(1,085)
Short-term debt issued	—	1,076	1,000
Short-term debt repaid	(401)	(2,407)	(1,543)
Common stock repurchased	(200)	—	—
Preferred and preference stock issued, net of issuance cost	345	542	—
Preferred and preference stock repurchased and redeemed	(656)	(289)	—
Commercial paper borrowing (repayments), net	308	1,102	(317)
Dividends and distribution to noncontrolling interests	(168)	(117)	(110)
Common stock dividends paid	(1,198)	(1,112)	(1,050)
Preferred stock dividends paid	(88)	(108)	(99)
Other	177	137	114
Net cash provided by financing activities	674	1,447	2,881
Cash flows from investing activities:
Capital expenditures	(5,707)	(5,448)	(5,778)
Proceeds from sale of nuclear decommissioning trust investments	5,019	4,597	4,177
Purchases of nuclear decommissioning trust investments	(4,898)	(4,417)	(4,054)
Other	50	35	81
Net cash used in investing activities	(5,536)	(5,233)	(5,574)
Net increase (decrease) in cash, cash equivalents and restricted cash	152	(385)	523
Cash, cash equivalents and restricted cash at beginning of year	532	917	394
Cash, cash equivalents and restricted cash at end of year	$684	$532	$917